Exhibit 99.1

Bridgetown Holdings

Bridgetown Holdings Limited (NASDAQ: BTWN) Announces Expected Closing Date for Proposed Business

Combination with MoneyHero and Expected Delisting from NASDAQ

•	Assuming approval of Business Combination at Extraordinary General Meeting of Bridgetown, it is expected the Business Combination will close on or around October 12, 2023

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Assuming the Business Combination is approved and the closing of the Business Combination occurs, Bridgetown will voluntarily delist from Nasdaq on or around October 12, 2023 and MoneyHero Limited is, subject to the approval of the Nasdaq, expected to begin trading on the Nasdaq on or around October 13, 2023

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For assistance voting your shares, please contact Morrow Sodali LLC, Bridgetown’s proxy solicitor, by emailing BTWN.info@investor.morrowsodali.com, calling +1 (800) 662-5200 (for individuals) or +1 (203) 658-9400 (for banks and brokers), or mailing 470 West Avenue Stamford, CT 06902 USA

HONG KONG – September 29, 2023 – Bridgetown Holdings Limited (“Bridgetown”) (NASDAQ: BTWN), a publicly traded special purpose acquisition company, today announced that, assuming the shareholder approval of its proposed business combination with CompareAsia Group Capital Limited (the “Company” or “MoneyHero”), a market leading financial products platform in Greater Southeast Asia (the “Business Combination”), the Business Combination is expected to close on or around October 12, 2023.

The Business Combination is further described in Bridgetown’s definitive proxy statement, dated September 26, 2023, contained in the registration statement of MoneyHero Limited (“PubCo”) on Form F-4 (as amended, the “Proxy Statement”). Bridgetown has scheduled an Extraordinary General Meeting of Bridgetown shareholders, to be held at 9:30 a.m. Eastern Time on October 10, 2023 (the “Extraordinary General Meeting”), to vote on the Business Combination and the other proposals described in the Proxy Statement (the “Proposals). Assuming shareholders vote in favor of the Proposals and the closing of the Business Combination occurs, Bridgetown expects to withdraw the listing of its Class A Ordinary Shares, Units and Redeemable Warrants from Nasdaq on or around October 12, 2023 and it is expected that, subject to the approval of the Nasdaq, PubCo will begin trading on the Nasdaq on or around October 13, 2023. As further described in the Proxy Statement, assuming shareholders vote in favor of the Proposals and the conditions to closing are satisfied, all existing securities issued by Bridgetown, including its Class A Ordinary Shares, Units and Redeemable Warrants shall cease to exist and automatically be converted into securities of PubCo. Accordingly, as further described in the Proxy Statement, Units will be automatically separated and the holder thereof shall be deemed to hold one Bridgetown Class A Ordinary Share and one-third of a Bridgetown Warrant (provided that no fractional Bridgetown Warrants shall be issued in connection with such separation such that if a holder of such Units would be entitled to receive a fractional Bridgetown Warrant upon such separation, the number of Bridgetown Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of Bridgetown Warrants; holders of Bridgetown Class A Ordinary Shares (including any Bridgetown Class A Ordinary Shares following the Unit separation) shall become holders of PubCo Class A Ordinary Shares; and holders of Redeemable Warrants (including any Redeemable Warrants following the Unit separation) will receive PubCo warrants.

Bridgetown’s Class A Ordinary Shares, Units and Redeemable Warrants are listed on The Nasdaq Stock Market and currently trade under the symbol “BTWN”, “BTWNU” and “BTWNW.”

Bridgetown shareholders as of September 1, 2023, the record date for the Extraordinary General Meeting (the “record date”), are reminded that they are entitled to vote their shares either in person, remotely or by proxy card in advance to ensure that their shares will be represented at the Extraordinary General Meeting.

Every shareholder’s vote is important, regardless of the number of shares held. As such, all shareholders as of the record date are encouraged to vote as soon as possible and should reference the instructions below.

VOTING YOUR SHARES

If you are a holder of record of Bridgetown shares on the record date, you may vote in person or remotely at the Extraordinary General Meeting or by submitting a proxy card in advance for the Extraordinary General Meeting. The Extraordinary General Meeting will be held at 9:30 a.m. Eastern Time, on October 10, 2023 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at One Manhattan West, New York, NY 10001, United States and virtually via live webcast at https://www.cstproxy.com/bridgetownholdings/2023. You may attend the Extraordinary General Meeting online, vote and submit your questions during the Extraordinary General Meeting by visiting https://www.cstproxy.com/bridgetownholdings/2023 and entering the control number on your proxy card.

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee as soon as possible to ensure that votes related to the shares you beneficially own are properly voted. You must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote remotely, obtain a proxy from your broker, bank or nominee and a control number from Continental available by emailing proxy@continentalstock.com.

About Bridgetown Holdings Limited

Bridgetown Holdings Limited is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, with a focus on technology, financial services, or media sectors in Southeast Asia. The company is formed as a collaboration between Pacific Century Group and Thiel Capital, led by Chief Executive Officer and Chief Financial Officer, Daniel Wong, and Chairman Matt Danzeisen.

For more information, please visit https://www.bridgetownholdings.net/

Contact Information

For Bridgetown Holdings

Karin Wong

+852 9755 6265

karin.wong@pcg-group.com

IMPORTANT LEGAL INFORMATION

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the United States federal securities laws with respect to the proposed Business Combination, and also contains certain financial forecasts and projections. All statements other than statements of historical fact contained in this communication, including, but not limited to, statements as to future results of operations and financial position, objectives of management for future operations of the Company, market size and growth opportunities, competitive position, the listing of PubCo’s securities and the potential benefits and expectations related to the terms and timing of the proposed Business Combination, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All forward-looking statements are based upon estimates and forecasts and reflect the views, assumptions, expectations, and opinions of Bridgetown and the Company, which are all subject to change due to various factors including, without limitation, changes in general economic conditions. Any such estimates, assumptions, expectations, forecasts, views or opinions, whether or not identified in this communication, should be regarded as indicative, preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results.

The forward-looking statements and financial forecasts and projections contained in this communication are subject to a number of factors, risks and uncertainties. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in business, market, financial, political and legal conditions; the timing and structure of the Business Combination; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations; the inability of the parties to successfully or timely consummate the Business Combination and the other transactions in connection therewith, including as a result of the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination or that the approval of the shareholders of Bridgetown or the Company is not obtained; the risk that the Business Combination disrupts current plans and operations of Bridgetown or the Company as a result of the announcement and consummation of the Business Combination; PubCo’s inability to obtain or maintain the listing of its securities on Nasdaq following the Business Combination; failure to realize the anticipated benefits of Business Combination; risk relating to the uncertainty of the projected financial information with respect to the Company; the amount of redemption requests made by Bridgetown’s shareholders and the amount of funds available in Bridgetown’s trust account; the Company’s ability to attract new and retain existing customers in a cost effective manner; competitive pressures in and any disruption to the industry in which the Company and its subsidiaries (the “Group”) operate; the Group’s ability to achieve profitability despite a history of losses; and the Group’s ability to implement its growth strategies and manage its growth; the Group’s ability to meet consumer expectations; the success of the Group’s new product or service offerings; the Group’s ability to attract traffic to its websites; the Group’s internal controls; fluctuations in foreign currency exchange rates; the Group’s ability to raise capital; media coverage of the Group; the Group’s ability to obtain adequate insurance coverage; changes in the regulatory environments (such as anti-trust laws, foreign ownership restrictions and tax regimes) and general economic conditions in the countries in which the Group operates; the Group’s ability to attract and retain management and skilled employees; the impact of the COVID-19 pandemic or any other pandemic on the business of the Group; the success of the Group’s strategic investments and acquisitions, changes in the Group’s relationship with its current customers, suppliers and service providers; disruptions to the Group’s information technology systems and networks; the Group’s ability to grow and protect its brand and the Group’s reputation; the Group’s ability to protect its intellectual property; changes in regulation and other contingencies; the Group’s ability to achieve tax efficiencies of its corporate structure and intercompany arrangements; potential and future litigation that the Group may be involved in; and unanticipated losses, write-downs or write-offs, restructuring and impairment or other charges, taxes or other liabilities that may be incurred or required subsequent to, or in connection with, the consummation of the Business Combination and technological advancements in the Group’s industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of PubCo’s registration statement on Form F-4 (the “Registration Statement”), the proxy statement/prospectus discussed below, Bridgetown’s periodic reports and other documents to be filed by PubCo or Bridgetown from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. In addition, there may be additional risks that neither Bridgetown nor the Company presently knows, or that Bridgetown or the Company currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Forward-looking statements reflect Bridgetown’s and the Company’s expectations, plans, projections or forecasts of future events and view. If any of the risks materialize or Bridgetown’s or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

Forward-looking statements speak only as of the date they are made. Bridgetown and the Company anticipate that subsequent events and developments may cause their assessments to change. However, while PubCo, Bridgetown and the Company may elect to update these forward-looking statements at some point in the future, PubCo, Bridgetown and the Company specifically disclaim any obligation to do so, except as required by law. The inclusion of any statement in this document does not constitute an admission by the Company nor Bridgetown or any other person that the events or circumstances described in such statement are material. These forward-looking statements should not be relied upon as representing Bridgetown’s or the Company’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements. In addition, the analyses of the Company and Bridgetown contained herein are not, and do not purport to be, appraisals of the securities, assets or business of the Company, Bridgetown or any other entity.

Additional Information

This communication relates to a proposed Business Combination between the Company and Bridgetown. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed Business Combination will be submitted to shareholders of Bridgetown for their consideration.

In connection with the Business Combination, PubCo has filed the Registration Statement with the SEC, which was declared effective by the SEC on September 26, 2023, and includes a definitive proxy statement of Bridgetown to be distributed to Bridgetown’s shareholders in connection with Bridgetown’s solicitation for proxies for the vote by Bridgetown’s shareholders in connection with the proposed Business Combination and other matters as described in the Registration Statement and a prospectus relating to the offer of the securities to be issued to the Company’s and Bridgetown’s shareholders in connection with the closing of the proposed Business Combination. Bridgetown and PubCo also will file other documents regarding the proposed Business Combination with the SEC.

This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Bridgetown will send to its shareholders in connection with the Business Combination. Bridgetown’s shareholders and other interested persons are advised to read the definitive proxy statement/prospectus, in connection with Bridgetown’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve, among other things, the proposed transactions, because these documents will contain important information about Bridgetown, PubCo, the Company and the proposed Business Combination. Shareholders and investors may also obtain a copy of the preliminary or definitive proxy statement, as well as other documents filed with the SEC regarding the proposed transactions and other documents filed with the SEC by Bridgetown, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Bridgetown. The information contained on, or that may be accessed through, the websites referenced in this document is not incorporated by reference into, and is not a part of, this document.

Participants in the Solicitation

Bridgetown, PubCo and the Company and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from Bridgetown’s shareholders in connection with the proposed transactions. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Bridgetown’s shareholders in connection with the proposed transactions is set forth in PubCo’s proxy statement/prospectus to be filed with the SEC. You can find more information about Bridgetown’s directors and executive officers in Bridgetown’s annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is included in the proxy statement/prospectus. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed Business Combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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